Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2023 RESULTS + Excellent Fiscal Year Results Provide Continued Momentum as Company Enters Second Year of its Investment Thesis, Supported by Industry-Leading Organic Revenue Growth1, Record Headcount Growth, and Strong Backlog + Annual Revenue Increase of 10.7 percent over the Prior Year Period to $9.3 billion, 9.0 percent Organic Revenue Growth1, and Revenue, Excluding Billable Expenses2 Growth of 9.5 percent + Annual Diluted Earnings Per Share of $2.03 and Adjusted Diluted Earnings Per Share2 of $4.56 + 10.6 percent Year-Over-Year Client Staff Headcount Growth and 8.9 percent Year-Over-Year Total Headcount Growth + 6.7 percent Increase in Quarterly Backlog to $31.2 billion; Trailing Twelve- Month Book-to-Bill Ratio of 1.18x + Quarterly Dividend of $0.47 per Share "Our excellent fiscal year 2023 performance provides strong momentum as we accelerate into the new fiscal year. Entering the second year of our three-year Investment Thesis, Booz Allen remains on track to achieve its financial objectives. Our exceptional people continue to transform the country's most critical missions as we position for future growth." — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; May 26, 2023 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the fourth quarter and full year of fiscal year 2023. In the fourth quarter, the Company delivered excellent overall performance, reporting industry-leading organic revenue growth, strong Adjusted EBITDA growth, and record headcount growth. This concluded a full fiscal year of outstanding top and bottom line performance aligned with the Company's VoLT growth strategy, providing continued strong momentum for its three-year Investment Thesis. The Company reported the following fiscal year 2023 results as compared to fiscal year 2022: annual revenue growth of 10.7 percent, a 9.0 percent annual increase in organic revenue, and a 9.5 percent annual increase in Revenue, Excluding Billable Expenses; Net Income decreased by 41.9 percent to $271.2 million, net income attributable to common stockholders decreased by 41.8 percent to $271.8 million, and Adjusted Net Income increased by 6.5 percent to $605.0 million. Operating income decreased 34.8 percent to $446.8 million; Adjusted EBITDA increased 8.4 percent to $1,014.1 million; Adjusted EBITDA Margin on Revenue decreased 1.8 percent to 11.0 percent; and Diluted EPS was $2.03, down $1.41 or 41.0 percent, while Adjusted Diluted EPS was $4.56, up by $0.35 or 8.3 percent.2 Total backlog increased by 6.7 percent to $31.2 billion and the quarterly book-to- bill ratio was 1.47x. As of March 31, 2023, client staff headcount was 2,781 higher 1 Organic revenue as of March 31, 2023 is calculated as consolidated revenue adjusted for revenue attributable to acquisitions and divestitures. Calculation excludes approximately $62.9 million of revenue from EverWatch and $112.4 million from Liberty and Tracepoint. 2 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail. 1 FULL YEAR FY23 REVENUE: $9.26B +10.7 % EX. BILLABLE EXPENSES: $6.45B +9.5 % OPERATING INCOME: $446.8M (34.8) % ADJ. OPERATING INCOME: $899.6M +8.7 % NET INCOME: $271.2M (41.9) % NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS: $271.8M (41.8) % ADJUSTED NET INCOME: $605.0M +6.5 % EBITDA: $612.9M (26.3) % ADJUSTED EBITDA: $1.014B +8.4 % DILUTED EPS: $2.03 down from $3.44 ADJUSTED DILUTED EPS: $4.56 up from $4.21 FINANCIAL SUMMARY Fourth quarter and full year ended March 31, 2023 - A summary of Booz Allen’s results for the fourth quarter and full year of fiscal 2023 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the fourth quarter posted on investors.boozallen.com.

FINANCIAL OUTLOOK The Company is issuing its guidance for fiscal year 2024 as noted in the table below: CONFERENCE CALL INFORMATION Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Friday, May 26, 2023 to discuss the financial results for its fourth quarter and full fiscal year 2023. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com. Participants are requested to register a minimum 15 minutes before the start of the call. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on May 26, 2023 and continuing for 30 days. 3 Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information." 4 Fiscal 2024 Guidance includes approximately 1% of the targeted growth in revenue includes EverWatch, partially offset by the MENA and MTS divestitures. 5 Fiscal 2024 Guidance assumes an effective tax rate of 23–25%; average diluted shares outstanding of 129–131 million, interest expense of $137-147 million, and depreciation and amortization of $165 million. 6 Fiscal 2024 Guidance assumes cash taxes in connection with Section 174 of $100 million; capital expenditures in the range of $85-105 million. 2 than at the end of the prior year period, an increase of 10.6 percent, and 801 higher than the end of the prior quarter. Total headcount was 2,608 higher than at the end of the prior year period, an increase of 8.9 percent, and 795 higher than at the end of the prior quarter. Net cash provided by operating activities was $602.8 million for fiscal year 2023, as compared to $736.5 million in the prior year. Free cash flow for fiscal year 2023 was $526.7 million, as compared to $656.6 million in the prior year. The Company recorded a $226 million increase to its reserve in the fourth quarter of fiscal year 2023 in connection with settlement discussions to resolve the U.S. Department of Justice's civil investigation into highly technical elements of the Company's cost accounting and indirect cost charging practices with the U.S. government, which was previously disclosed in 2017. The Company believes that the range of reasonably possible loss in connection with the investigation is between $350 million and $378 million. This investigation covers the period from April 1, 2011 through March 31, 2021. The Company declared a regular quarterly dividend of $0.47 per share, which is payable on June 30, 2023 to stockholders of record on June 15, 2023. ABOUT BOOZ ALLEN HAMILTON Trusted to transform missions with the power of tomorrow’s technologies, Booz Allen Hamilton advances the nation’s most critical civil, defense, and national security priorities. We lead, invest, and invent where it’s needed most —at the forefront of complex missions, using innovation to define the future. We combine our in-depth expertise in AI and cybersecurity with leading-edge technology and engineering practices to deliver impactful solutions. Combining more than 100 years of strategic consulting expertise with the perspectives of diverse talent, we ensure results by integrating technology with an enduring focus on our clients. We’re first to the future—moving missions forward to realize our purpose: Empower People to Change the World ®. With global headquarters in McLean, Virginia, our firm employs approximately 31,900 people globally as of March 31, 2023 and had revenue of $9.3 billion for the 12 months ended March 31, 2023. To learn more, visit www.boozallen.com. (NYSE: BAH) OPERATING PERFORMANCE FISCAL 2024 GUIDANCE Revenue Growth4 7.0 – 11.0% Adjusted EBITDA $1,075 – $1,105 million Adjusted EBITDA Margin on Revenue High 10% to 11% Adjusted Diluted EPS5 $4.80 – $4.95 Net Cash Provided by Operating Activities6 $500 – $600 million FOURTH QUARTER FY232 (changes are compared to prior year period) REVENUE: $2.43B +8.7 % EX. BILLABLE EXPENSES: $1.69B +7.1 % OPERATING INCOME: ($42.9M) (128.9) % ADJ. OPERATING INCOME: $202.5M +15.0 % NET INCOME (LOSS): ($68.3M) (175.3) % NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS: ($68.4M) (175.3) % ADJUSTED NET INCOME: $133.9M +16.3 % EBITDA: $1.3M (99.3) % ADJUSTED EBITDA: $231.5M +12.9 % DILUTED EPS: $(0.52) down from $0.68 ADJUSTED DILUTED EPS: $1.01 up from $0.86

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before acquisition and divestiture costs, financing transaction costs, significant acquisition amortization, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2023, and restructuring costs. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income (loss) attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including acquisition and divestiture costs, financing transaction costs, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2023, and restructuring costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income (loss) attributable to common stockholders before: (i) acquisition and divestiture costs, (ii) financing transaction costs, (iii) significant acquisition amortization, (iv) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2023, (v) restructuring costs, (vi) gain associated with equity method investment activity, (vii) gain associated with divestitures or deconsolidation, and (viii) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. Booz Allen views net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2023. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. "Organic Revenue Growth" represents growth in consolidated revenue adjusted for revenue from acquisitions and divestitures. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long-term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, net cash used in operating activities to Free Cash Flow and Free Cash Flow Conversion, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants, and dividend declarations during the course of fiscal 2023. Projecting future stock price, equity grants, and the dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. In addition, our expectations for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2023 is presented under "Financial Outlook" above and management may discuss its expectation for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2025 from time to time. A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantification of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. 3

FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. administration transition; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed long-term funding of our contracts, including uncertainty relating to funding the U.S. government and increasing the debt ceiling; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (FAR), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of disease outbreaks, pandemics, or widespread health epidemics, such as COVID-19, including disruptions to our workforce and the impact on government spending and demand for our solutions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA, schedules, blanket purchase agreements and indefinite delivery/indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal threats, including cyber attacks, on our network and internal systems; • risks related to the operation of financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances, and/or effectively manage our cost structure; • risks related to inflation that could impact the cost of doing business and/or reduce customer buying power; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper access, use or release of our or our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business, or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to a possible recession and volatility or instability of the global financial system, including the failures of financial institutions and the resulting impact on counterparties and business conditions generally; • risks related to a deterioration of economic conditions or weakening in credit or capital markets; • risks related to pending, completed, and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation-related costs and other expenses or otherwise limits such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; • the impact of changes in accounting rules, and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue; and • the impact of ESG-related risks and climate change generally on our and our clients' businesses and operations. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 26, 2023. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 4

Exhibit 1 Booz Allen Hamilton Holding Corporation Consolidated Statements of Operations 5 Three Months Ended March 31, Fiscal Year Ended March 31, (Unaudited) (Amounts in thousands, except per share data) 2023 2022 2023 2022 Revenue $ 2,433,261 $ 2,238,076 $ 9,258,911 $ 8,363,700 Operating costs and expenses: Cost of revenue 1,128,913 1,059,578 4,304,810 3,899,622 Billable expenses 739,124 656,948 2,808,857 2,474,163 General and administrative expenses 563,848 332,381 1,532,912 1,158,987 Depreciation and amortization 44,284 40,824 165,484 145,747 Total operating costs and expenses 2,476,169 2,089,731 8,812,063 7,678,519 Operating income (loss) (42,908) 148,345 446,848 685,181 Interest expense (34,822) (23,151) (119,850) (92,352) Other income (expense), net 2,830 (502) 40,951 11,214 Income before income taxes (74,900) 124,692 367,949 604,043 Income tax (benefit) expense (6,552) 33,897 96,734 137,466 Net income (loss) $ (68,348) $ 90,795 $ 271,215 $ 466,577 Net (income) loss attributable to non-controlling interest (74) 78 576 163 Net income (loss) attributable to common stockholders (68,422) 90,873 271,791 466,740 Earnings per common share: Basic $ (0.52) $ 0.68 $ 2.04 $ 3.46 Diluted $ (0.52) $ 0.68 $ 2.03 $ 3.44 5

Exhibit 2 Booz Allen Hamilton Holding Corporation Consolidated Balance Sheets (Amounts in thousands, except share and per share data) March 31, 2023 March 31, 2022 Assets Current assets: Cash and cash equivalents $ 404,862 $ 695,910 Accounts receivable, net 1,774,830 1,622,989 Prepaid expenses and other current assets 108,366 126,777 Total current assets 2,288,058 2,445,676 Property and equipment, net of accumulated depreciation 195,186 202,229 Operating lease right-of-use assets 187,798 227,231 Intangible assets, net of accumulated amortization 685,615 646,682 Goodwill 2,338,399 2,021,931 Deferred tax assets 573,780 32,328 Other long-term assets 281,816 449,498 Total assets $ 6,550,652 $ 6,025,575 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 41,250 $ 68,379 Accounts payable and other accrued expenses 1,316,640 902,616 Accrued compensation and benefits 445,205 438,634 Operating lease liabilities 51,238 52,334 Other current liabilities 42,721 71,991 Total current liabilities 1,897,054 1,533,954 Long-term debt, net of current portion 2,770,895 2,731,693 Operating lease liabilities, net of current portion 198,144 247,070 Income tax reserves 552,623 79,176 Deferred tax liabilities — 239,602 Other long-term liabilities 139,934 147,359 Total liabilities 5,558,650 4,978,854 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 165,872,332 shares at March 31, 2023 and 164,372,545 shares at March 31, 2022; outstanding, 131,637,588 shares at March 31, 2023 and 132,584,348 shares at March 31, 2022 1,659 1,646 Treasury stock, at cost — 34,234,744 shares at March 31, 2023 and 31,788,197 shares at March 31, 2022 (1,859,905) (1,635,454) Additional paid-in capital 769,460 656,222 Retained earnings 2,051,455 2,015,071 Accumulated other comprehensive loss 29,333 8,585 Total Booz Allen stockholders' equity 992,002 1,046,070 Non-controlling interest — 651 Total stockholders’ equity 992,002 1,046,721 Total liabilities and stockholders’ equity $ 6,550,652 $ 6,025,575 66

Exhibit 3 Booz Allen Hamilton Holding Corporation Consolidated Statements of Cash Flows 7 Fiscal Year Ended March 31, (Amounts in thousands) 2023 2022 Cash flows from operating activities Net income $ 271,215 $ 466,577 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 165,484 145,747 Noncash lease expense 55,950 55,881 Stock-based compensation expense 80,272 69,784 Deferred income taxes (353,902) (130,197) Amortization of debt issuance costs 4,350 4,619 Loss on debt extinguishment 10,251 2,515 Net gains on dispositions, and other (45,754) (3,388) Losses (gains) associated with equity method investment activities 2,116 (12,759) Changes in assets and liabilities: Accounts receivable, net (130,187) (154,652) Income taxes receivable / payable 3,708 132,029 Prepaid expenses and other current and long-term assets 181,907 (19,489) Accrued compensation and benefits 1,332 12,620 Accounts payable and other accrued expenses 409,516 194,827 Other current and long-term liabilities (53,436) (27,588) Net cash provided by operating activities 602,822 736,526 Cash flows from investing activities Purchases of property, equipment, and software (76,130) (79,964) Payments for business acquisitions, net of cash acquired (440,295) (780,334) Payments for cost method investments (5,000) (7,000) Proceeds from sale of businesses 53,409 — Other investing activities — (427) Net cash used in investing activities (468,016) (867,725) Cash flows from financing activities Proceeds from issuance of common stock 24,663 23,371 Stock option exercises 11,384 5,929 Repurchases of common stock (223,858) (418,859) Cash dividends paid (235,726) (209,057) Repayments on revolving credit facility, term loans, and Senior Notes (417,068) (112,257) Net proceeds from debt issuance 414,751 487,027 Proceeds from revolving credit facility — 60,000 Net cash used in financing activities (425,854) (163,846) Net decrease in cash and cash equivalents (291,048) (295,045) Cash and cash equivalents––beginning of year 695,910 990,955 Cash and cash equivalents––end of year $ 404,862 $ 695,910 Supplemental disclosures of cash flow information Cash paid during the period for: Interest $ 115,578 $ 64,699 Income taxes $ 256,394 $ 127,069 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 16,432 $ 15,839 7

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Fiscal Year Ended March 31, 2023	Fiscal Year Ended March 31, 2022
Revenue, Excluding Billable Expenses				
Revenue	$2,433,261	$2,238,076	$9,258,911	$8,363,700
Less: Billable expenses	739,124	656,948	2,808,857	2,474,163
Revenue, Excluding Billable Expenses	$1,694,137	$1,581,128	$6,450,054	$5,889,537
Adjusted Operating Income				
Operating Income	$(42,908)	$148,345	$446,848	$685,181
Acquisition and divestiture costs (a)	4,148	11,670	44,269	97,485
Financing transaction costs (b)	—	—	6,888	2,348
Significant acquisition amortization (c)	15,278	11,885	51,553	38,295
Legal matter reserve (d)	226,000	—	350,000	—
Restructuring costs (e)	—	4,164	—	4,164
Adjusted Operating Income	$202,518	$176,064	$899,558	$827,473
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income (loss) attributable to common stockholders	$(68,422)	$90,873	$271,791	$466,740
Income tax (benefit) expense	(6,552)	33,897	96,734	137,466
Interest and other, net (f)	31,992	23,653	78,899	81,138
Depreciation and amortization	44,284	40,824	165,484	145,747
EBITDA	$1,302	$189,247	$612,908	$831,091
Acquisition and divestiture costs (a)	4,148	11,670	44,269	97,485
Financing transaction costs (b)	—	—	6,888	2,348
Legal matter reserve (d)	226,000	—	350,000	—
Restructuring costs (e)	—	4,164	—	4,164
Adjusted EBITDA	$231,450	$205,081	$1,014,065	$935,088
Net income (loss) margin attributable to common stockholders	(2.8)%	4.1%	2.9%	5.6%
Adjusted EBITDA Margin on Revenue	9.5%	9.2%	11.0%	11.2%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	13.7%	13.0%	15.7%	15.9%
Adjusted Net Income				
Net income (loss) attributable to common stockholders	$(68,422)	$90,873	$271,791	$466,740
Acquisition and divestiture costs (a)	4,148	11,670	44,269	97,485
Financing transaction costs (b)	—	—	6,888	2,348
Significant acquisition amortization (c)	15,278	11,885	51,553	38,295
Legal matter reserve (d)	226,000	—	350,000	—
Restructuring costs (e)	—	4,164	—	4,164
Gain associated with equity method investment activity (g)	—	—	—	(12,761)
Gains associated with divestitures or deconsolidation (h)	—	—	(44,632)	—
Amortization or write-off of debt issuance costs and debt discount	774	816	6,554	3,340
Adjustments for tax effect (i)	(43,871)	(4,272)	(81,389)	(31,399)
Adjusted Net Income	$133,907	$115,136	$605,034	$568,212
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	132,364,339	133,406,723	132,716,436	134,850,808
Diluted (loss) earnings per share	$(0.52)	$0.68	$2.03	$3.44
Adjusted Net Income Per Diluted Share (j)	$1.01	$0.86	$4.56	$4.21
Free Cash Flow				
Net cash provided by operating activities	$ 237,148	$ 255,375	$ 602,822	$ 736,526
Less: Purchases of property, equipment and software	(24,732)	(28,356)	(76,130)	(79,964)
Free Cash Flow	$ 212,416	$ 227,019	$ 526,692	$ 656,562
Operating cash flow conversion	(347)%	281 %	222 %	158 %
Free cash flow conversion	159 %	197 %	87 %	116 %

8

Exhibit 4 - Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information (UNAUDITED) 99 (a) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees, primarily associated with the acquisitions of Liberty IT Solutions, LLC (“Liberty”) and Tracepoint Holdings, LLC (“Tracepoint”) in fiscal 2022, and the acquisition of EverWatch Corp. (“EverWatch”) and the divestitures of our management consulting business serving the Middle East and North Africa (“MENA”) and our Managed Threat Services business (“MTS”) in fiscal 2023. See Note 5, “Acquisitions and Divestitures,” to the consolidated financial statements for further information. (b) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2023 and first quarter of fiscal 2022. (c) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the second quarter of fiscal 2022 and EverWatch in the third quarter of fiscal 2023. (d) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, “Commitments and Contingencies,” to the consolidated financial statements for further information. (e) Represents restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs. (f) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations. (g) Represents (i) a gain in the second quarter of fiscal 2022 associated with the Company's previously held equity method investment in Tracepoint and (ii) a gain in the third quarter of fiscal 2022 associated with the divestiture of a controlling financial interest in SnapAttack. (h) Represents the gain recognized on the divestitures of the Company's MENA business in the second quarter of fiscal 2023, its MTS business in the third quarter of fiscal 2023, and the gain on the deconsolidation of an artificial intelligence software platform business in the third quarter of fiscal 2023. (i) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The tax effect also includes the indirect effects of uncertainty around the application of Section 174 of the Tax Cuts and Jobs Act of 2017. (j) Excludes adjustments of approximately $0.5 million and $2.1 million of net earnings for the three and twelve months ended March 31, 2023, respectively, and $0.6 million and $3.1 million of net earnings for the three and twelve months ended March 31, 2022, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information (Continued)

(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022
Net income (loss) attributable to common stockholders	$ (68,422)	$ 30,997	$ 170,932	$ 138,284
Income tax (benefit) expense	(6,552)	10,539	51,258	41,489
Interest and other, net (a)	31,992	17,412	1,882	27,613
Depreciation and amortization	44,284	42,046	39,052	40,102
EBITDA	$ 1,302	$ 100,994	$ 263,124	$ 247,488
Acquisition and divestiture costs (b)	4,148	19,096	15,932	5,093
Financing transaction costs (c)	—	—	6,888	—
Legal matter reserve (d)	226,000	124,000	—	—
Adjusted EBITDA	$ 231,450	$ 244,090	$ 285,944	$ 252,581
Last 12 months Adjusted EBITDA	$ 1,014,065			
Total Debt	$ 2,812,145			
Less: Cash	404,862			
Net Debt	$ 2,407,283			
Net Leverage Ratio (e)	2.4			

(In thousands, except share and per share data)	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021
Net income attributable to common stockholders	$ 90,873	$ 128,931	$ 154,834	$ 92,102
Income tax expense (benefit)	33,897	30,090	46,127	27,352
Interest and other, net (a)	23,653	18,276	17,406	21,803
Depreciation and amortization	40,824	39,576	37,602	27,745
EBITDA	$ 189,247	$ 216,873	$ 255,969	$ 169,002
Acquisition and divestiture costs (b)	11,670	5,346	13,680	66,789
Financing transaction costs (c)	—	—	—	2,348
Restructuring costs (e)	$ 4,164			
Adjusted EBITDA	$ 205,081	$ 222,219	$ 269,649	$ 238,139
Last 12 months Adjusted EBITDA	$ 935,088			
Total Debt	$ 2,800,072			
Less: Cash	695,910			
Net Debt	$ 2,104,162			
Net Leverage Ratio (f)	2.3			

(a) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.

(b) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty and Tracepoint in fiscal 2022, and the acquisition of EverWatch and the divestitures of our MENA business and MTS business in fiscal 2023.

(c) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022 and the second quarter of fiscal 2023.

(d) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, "Commitments and Contingencies," to the consolidated financial statements for further information.

(e) Represents restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs.

(f) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

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Exhibit 5

Booz Allen Hamilton Holding Corporation
Operating Data
(UNAUDITED)

(Amounts in millions)	As of March 31, 2023	As of March 31, 2022
Backlog *		
Funded	$ 4,619	$ 3,710
Unfunded	9,519	9,925
Priced Options	17,064	15,612
Total Backlog	$ 31,202	$ 29,247

* Backlog presented includes backlog acquired from the Company's acquisition of EverWatch Corp. made during the fiscal year ended March 31, 2023. Total backlog acquired from EverWatch Corp. was approximately $282 million as of March 31, 2023.

	Three Months Ended March 31,		Fiscal Year Ended March 31,	
	2023	2022	2023	2022
Book-to-Bill *	1.47	1.66	1.18	1.36

* Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue.

	As of March 31, 2023	As of March 31, 2022
Headcount		
Total Headcount	31,925	29,317
Client Staff Headcount	29,070	26,289

	Three Months Ended March 31,		Fiscal Year Ended March 31,	
	2023	2022	2023	2022
Percentage of Total Revenue by Contract Type				
Cost-Reimbursable	54%	53%	53%	54%
Time-and-Materials	25%	24%	25%	24%
Fixed-Price	21%	23%	22%	22%

11